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                                                                     Exhibit 4.4


                          REGISTRATION RIGHTS AGREEMENT

          This Registration Rights Agreement (this "AGREEMENT") is made as of February 19, 1999 by and between Coinstar, Inc., a Delaware corporation (the "COMPANY") and Imperial Bank ("BANK").

                                   WITNESSETH:

          WHEREAS, pursuant to that certain Warrant to Purchase Stock of even date herewith issued by the Company to Bank (the "WARRANT"), Bank has the right to acquire certain shares of the common stock of the Company; and

          WHEREAS, in partial consideration for Bank's agreement to enter into loan certain funds to the Company, the Company has agreed to issue the Warrant and to provide Bank with certain registration rights with respect to the common stock issuable upon exercise of the Warrant.

                                    AGREEMENT

          NOW THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth herein, the Company and Bank agree as follows:

          1.   DEFINITIONS. As used in this Agreement:

               a. "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

               b. "SECURITIES ACT" means the Securities Act of 1933, as amended.

               c. "FORM S-3" means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC which similarly permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

               d. "HOLDER" means: (i) Bank, or (ii) a transferee of Registrable Securities by Bank, to whom registration rights under this Agreement are assigned pursuant to Section 4 of this Agreement.

               e. "REGISTRABLE SECURITIES" means for each Holder the shares of the Company's common stock issued to such Holder upon exercise of the Warrant, together with all other shares of Company common stock issued in respect thereof (by way of stock split, dividend or otherwise), and for all Holders the aggregate of all Registrable Securities held by all such Holders. Registrable Securities shall not include any shares of Company common stock transferred by a Holder pursuant to Section 4 hereof to any person who does not agree to be bound by the terms of this Agreement.


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               f. "SEC" means the Securities and Exchange Commission.

               g. "CREDIT AGREEMENT" means that certain Credit Agreement dated as of the date hereof by and among the Company, as the borrower, certain financial institutions (each, "Lender", and collectively, the "Lenders"), and Imperial Bank, as agent for the Lenders.

          Capitalized terms not otherwise defined herein have the meanings given to them in the Warrant.

          2.   REGISTRATION OF SHARES ISSUABLE UPON EXERCISE OF THE WARRANT.

               (a) Upon the written request of Holders of not less than 100% of Registrable Securities, the Company shall file a registration statement on Form S-3 with the SEC covering the Registrable Securities within 60 days of the date on which all indebtedness and obligations owing to Bank (or permitted assignee) under the Credit Agreement have been repaid in full and Bank (or permitted assignee) has no further commitment to make loans or extend credit thereunder (such date being the "Loan Termination Date"), and shall use all reasonable efforts to cause such registration statement to become effective no later than one hundred twenty (120) days following the Loan Termination Date; provided, however, that each holder of Registrable Securities shall provide all such information and materials to the Company and take all such action as may be required in order to permit the Company to comply with all applicable requirements of the SEC and to obtain any desired acceleration of the effective date of such registration statement; and provided further, that the Company shall not be obligated to keep the . registration statement in effect longer than 45 days following its effective date. Such provision of information and materials is a condition precedent to the obligations of the Company pursuant to this Section 2(a). The offering made pursuant to such registration shall not be underwritten.

               (b) If the Company shall determine to register any of its securities, whether for its own account or for the account of any other party, the Company will:

                    (i) promptly give to each Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

                    (ii) include in such registration, and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 20 days after receipt of such written notice from the Company by any Holders, except as limited under Section 2(b) below.

          Notwithstanding the foregoing, the Company shall not be required to notify Holders or include Registrable Securities in any registration (i) on SEC Form S-1, S-3 or S-8 relating solely to employee stock option or purchase plans or (ii) on Form S-4 relating solely to a transaction within the scope of Rule 145.

               (c) If the registration of which the Company gives notice is for a public


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offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2(b)(i). In such event the right of any Holder to registration pursuant to this Section 2 ("COMPANY REGISTRATION") shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. The Company and all Holders proposing to distribute their securities through such underwriting ("PARTICIPATING HOLDERS") shall enter into an underwriting agreement in customary form with the underwriters selected by the Company. Notwithstanding any other provision of this Section 2, if the underwriters determine that marketing factors require a limitation of the number of shares to be underwritten, the underwriters and the Company may limit the number of Registrable Securities to be included in the registration and underwriting, or may exclude Registrable Securities entirely from such registration and underwriting; PROVIDED, HOWEVER, that no Registrable Securities shall be so excluded unless there are first excluded all other securities proposed to be included in such registration (other than securities registered for the account of the Company). The Company shall advise all Holders of any such limitation, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders exercising their registration rights in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders. In the event of any such limitation of the number of shares to be underwritten, the Company shall so advise all Participating Holders, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among the Participating Holders in proportion, as nearly as practicable, as the respective amounts of Registrable Securities then held by each Participating Holder bears to the total number of Registrable Securities held by all Participating Holders. If any Participating Holder disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

               (d) The costs and expenses of any registration pursuant to this
Section 2, including, without limitation, printing expenses, legal fees and disbursements of counsel for the Acquiror, "blue sky" expenses, accounting fees and filing fees, but not including underwriting commissions or similar charges, legal fees and disbursements of counsel for the selling Holders, shall be borne by the Company. All expenses of any registered offering not otherwise borne by the Company shall be borne pro rata among the Participating Holders (and the Company and other holders selling securities in the offering) on the basis of the number of shares registered.

          3. INDEMNIFICATION. In the event of any offering registered pursuant to this Agreement:

               (a) INDEMNIFICATION BY THE COMPANY: The Company will indemnify each Holder and each person controlling a Holder, against all claims, losses, damages and liabilities (and actions in respect thereof), including any of the foregoing (i) incurred in settlement of any litigation, commenced or threatened,
(ii) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, final prospectus, or any amendment or supplement thereto, (iii) incident to any offering registered pursuant to this Agreement, or (iv) based on (x) any omission (or alleged omission) to state


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therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or (y) any violation by the Company of any rule or regulation promulgated under the Securities Act or state securities laws applicable to the Company in connection with any such registration. Subject to Section 3(c), the Company will reimburse each Holder, and each person controlling a Holder, for any legal and other out-of-pocket expenses reasonably incurred in connection with investigating, preparing or defending any claim, loss, damage, liability or action described in the previous sentence, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission, or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by such Holder or controlling person and stated to be specifically for use therein.

               (b) INDEMNIFICATION BY HOLDERS: Each Holder will indemnify the Company, each of its directors and officers and its legal counsel and independent accountants, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other Holder and each person controlling such other Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) (i) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, final prospectus, or any amendment or supplement thereto, (ii) incident to any offering registered pursuant to this Agreement, or (iii) based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading. Each Holder will reimburse the Company, such other Holders, such directors, officers, legal counsel, independent accountants, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any claim, loss, damage, liability or action described in the previous sentence, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, final prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; PROVIDED, HOWEVER, that the obligations of each Holder hereunder shall be several and not joint and shall be limited to an amount equal to the respective gross proceeds (before expenses and commissions) from the sale of Registrable Securities by such Holder as contemplated herein.

               (c) DEFENDING CLAIMS: Each party entitled to indemnification under this Section 3 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party receives written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent, but only to


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the extent, that the Indemnifying Party's ability to defend against such claim or litigation is impaired as a result of such failure to give notice. Notwithstanding the foregoing sentence, the Indemnified Party may retain its own counsel to conduct the defense of any such claim or litigation, and shall be entitled to be reimbursed by the Indemnifying Party for expenses incurred by the Indemnified Party in defense of such claim or litigation, in the event that the Indemnifying Party does not assume the defense of such claim or litigation within sixty days after the Indemnifying Party receives notice thereof from the Indemnified Party. Further, an Indemnifying Party shall be liable for amounts paid in settlement of any such claim or litigation only if the Indemnifying Party consents in writing to such settlement (which consent shall not be unreasonably withheld). No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party to release from all liability with respect to such claim or litigation.

               (d) CONTRIBUTION: If the indemnification provided for in this
Section 3 from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any claim, loss, damage or liability referred to herein, then the Indemnifying Party, to the extent such indemnification is unavailable, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such claims, losses, damages or liabilities in such proportion as is appropriate to reflect the relative benefit to or fault of the Indemnifying Party and Indemnified Parties in connection with the actions that resulted in such claims, losses, damages and liabilities. The relative benefit of such Indemnifying Party and Indemnified Parties shall be determined by reference to, among other things, the gross proceeds received by each such party from the sale of Registrable Securities in the manner contemplated hereby. The relative fault of such Indemnifying Party and Indemnified Parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the claims, losses, damages or liabilities referred to above shall be deemed to include any legal fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this paragraph were determined by PRO RATA allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this paragraph. No party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any party.

               (e) The obligations of the Company and each Holder under this
Section 3 shall survive the completion of any offering of stock in a registration statement under this Agreement.

          4. ASSIGNMENT OF REGISTRATION RIGHTS. The rights of a Holder pursuant to this Agreement may be assigned by a Holder to a transferee of Registrable Securities only if: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the


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name and address of such transferee and a copy of a duly executed written instrument in form reasonably satisfactory to the Company pursuant to which such transferee (i) assumes all of the obligations and liabilities of its transferor hereunder, (ii) agrees itself to be bound hereby and (iii) provides the Company with such reasonable information as the Company may request to permit the transferee to sell such Registrable Securities pursuant to the registration statement filed in accordance with Section 2 hereof, and (b) immediately following such transfer, the disposition of such Registrable Securities by the transferee is restricted under the Securities Act.

          5. AMENDMENT OF REGISTRATION RIGHTS. The Holders of a majority of the Registrable Securities then outstanding may, with the consent of the Company, amend the registration rights granted hereunder.

          6. TERMINATION. The registration rights set forth in this Agreement shall terminate with respect to a Holder (and the shares held by such Holder shall cease to constitute Registrable Securities) upon the earlier of (i) such time as all of the Registrable Securities then held by such Holder can be sold by such Holder in a three-month period in accordance with Rule 144 under the Securities Act and (ii) one year following the date hereof.

          7. OBLIGATIONS OF HOLDERS. By exercising any rights hereunder, each Holder shall be deemed to assume all obligations of a Holder hereunder as though such Holder were a signatory hereto. The Company may require Holders to execute an instrument whereby such Holders expressly assume all obligations of Holders hereunder as a condition precedent to any obligations of the Company hereunder.

          8. COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which together shall be considered one and the same document.

          9. ENTIRE AGREEMENT. This Agreement, together with the Warrant, contains the entire understanding and agreement of the parties, and may not be modified or terminated except by a written agreement signed by both parties.

          10. GOVERNING LAW. This Agreement and the validity and performance of the terms hereof shall be governed by and construed in accordance with the laws of the State of California.

          11. NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing by facsimile, mail or personal delivery and shall be effective upon actual receipt of such notice.

          12. HEADINGS. The titles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  [REST OF THIS PAGE INTENTIONALLY LEFT BLANK]





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          IN WITNESS WHEREOF, the Company and Bank have duly executed this
Registration Rights Agreement, as of the date and year first above written.

"COMPANY"                                              "BANK"

COINSTAR, INC.                                         IMPERIAL BANK

By:  /S/ KIRK A. COLLAMER                              By:      /S/ J.P. MICHAEL
     --------------------------------------------           ---------------------------------------

Printed: KIRK A. COLLAMER                              Printed:          J.P. MICHAEL
         ----------------------------------------                ----------------------------------

Title: VICE PRESIDENT AND CHIEF FINANCIAL OFFICER      Title:   VICE PRESIDENT
       ------------------------------------------            --------------------------------------




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